UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ProPhase Labs, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	23-2577138 (I.R.S. Employer Identification Number)

621 N. Shady Retreat Road,

Doylestown, Pennsylvania

(Address of Principal Executive Offices)

Amended and Restated 2010 Equity Compensation Plan

2010 Directors’ Equity Compensation Plan

(Full title of the plans)

Ted Karkus
Chief Executive Officer
621 N. Shady Retreat Road

Doylestown, Pennsylvania

Tel: (215) 345-0919

Copy to:

Herbert Kozlov, Esq.

Jason M. Barr, Esq.

Reed Smith LLP

599 Lexington Avenue, 28th Floor

New York, New York 10022

Tel: (212) 521-5400; Fax: (212) 521-5450

(Name, address and telephone number (including area code) of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.0005 per share, issuable under the Amended and Restated 2010 Equity Compensation Plan	700,000	$1.50	$1,050,000	$143.22
Common Stock, par value $0.0005 per share, issuable under the 2010 Directors’ Equity Compensation Plan	175,000	$1.50	$262,500	$35.81

(1) The securities to be registered include an aggregate of (i) 700,000 shares of ProPhase Labs, Inc.’s common stock, par value $0.0005 per share (the “Common Stock”), reserved for issuance under the Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”) and (ii) 175,000 shares of Common Stock reserved for issuance under the 2010 Directors’ Equity Compensation Plan, as amended (the “Directors Plan”). Each of the 2010 Plan and the Directors’ Plan have recently been amended to increase the number of shares of Common Stock issuable under each plan. The additional shares of Common Stock issuable under each plan are being registered by this Registration Statement.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq Global Market on July 8, 2013, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 875,000 shares of common stock, par value $0.0005 per share (the “Common Stock”), of ProPhase Labs, Inc. (the “Company”) pursuant to two employee benefit plans, the Company’s Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”) and the Company’s 2010 Directors’ Equity Compensation Plan, as amended (the “Directors Plan”). This registration of 875,000 shares of Common Stock will increase (i) the number of shares registered for issuance under the 2010 Plan to an aggregate of 2,481,000 shares of Common Stock, subject to adjustment as provided in the 2010 Plan, and (ii) the number of shares registered for issuance under the Directors’ Plan to an aggregate of 389,165 shares of Common Stock, subject to adjustment as provided in the Directors’ Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 1,995,665 shares of the Common Stock, filed on September 30, 2010 (Registration Statement 333-169697), is incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the original registration statement is not repeated in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 28, 2013;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on May 10, 2013;

3.	Current Reports on Form 8-K filed with the Commission on January 2, 2013, February 6, 2013, May 9, 2013 and May 21, 2013; and

4.	The description of Common Stock, which was included in the Company’s registration statement on Form 8-A, filed with the Commission on September 25, 1996.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit

Number	Description of Document

4.1	Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of Form 10-KSB/A filed with the Commission on April 4, 1997)

4.1.1	Certificate of Amendment to the Articles of Incorporation effective May 5, 2010 (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the Commission on May 10, 2010)

4.2	By-laws of the Company as amended and restated effective August 18, 2009 (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the Commission on August 18, 2009)

4.3	Amended and Restated 2010 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 16, 2011)

4.3.1	Amendment to Amended and Restated 2010 Equity Compensation Plan, dated May 6, 2013 (incorporated by reference to Exhibit 10.2 of Form 8-K filed with the Commission on May 9, 2013)

4.4	Directors’ 2010 Equity Compensation Plan (incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2010)

4.4.1	Amendment to Directors’ 2010 Equity Compensation Plan, dated May 6, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Commission on May 10, 2010)

4.4.2	Amendment to Directors’ 2010 Equity Compensation Plan, dated May 6, 2013 (incorporated by reference to Exhibit 10.7 of Form 8-K filed with the Commission on May 9, 2013)

4.5	Form of Common Stock Certificate of Company (incorporated by reference to Exhibit 4.1 of Form 10-KSB/A filed with the Commission on April 4, 1997)

5.1	Opinion of Reed Smith LLP

23.1	Consent of EisnerAmper LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, State of Pennsylvania, on July 9, 2013.

ProPhase Labs, Inc.,
a Nevada corporation

/s/ Ted Karkus
By: Ted Karkus
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Ted Karkus and Robert V. Cuddihy, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post- effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:	Principal Financial and Accounting Officer:

/s/ Ted Karkus	/s/ Robert V. Cuddihy, Jr.
Ted Karkus	Robert V. Cuddihy, Jr.
Chief Executive Officer and Chairman	Chief Financial Officer and Chief Operating Officer
Dated: July 9, 2013	Dated: July 9, 2013

Directors:

/s/ Ted Karkus	/s/ Mark Burnett
Ted Karkus	Mark Burnett
Dated: July 9, 2013	Dated: July 9, 2013
(Chairman of the Board of Directors)

/s/ Mark Frank	/s/ Louis Gleckel, MD
Mark Frank	Louis Gleckel, MD
Dated: July 9, 2013	Dated: July 9, 2013

/s/ Mark Leventhal	/s/ James McCubbin
Mark Leventhal	James McCubbin
Dated: July 9, 2013	Dated: July 9, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of Form 10-KSB/A filed with the Commission on April 4, 1997)

4.1.1	Certificate of Amendment to the Articles of Incorporation effective May 5, 2010 (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the Commission on May 10, 2010)

4.2	By-laws of the Company as amended and restated effective August 18, 2009 (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the Commission on August 18, 2009)

4.3	Amended and Restated 2010 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 16, 2011)

4.3.1	Amendment to Amended and Restated 2010 Equity Compensation Plan, dated May 6, 2013 (incorporated by reference to Exhibit 10.2 of Form 8-K filed with the Commission on May 9, 2013)

4.4	Directors’ 2010 Equity Compensation Plan (incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2010)

4.4.1	Amendment to Directors’ 2010 Equity Compensation Plan, dated May 6, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Commission on May 10, 2010)

4.4.2	Amendment to Directors’ 2010 Equity Compensation Plan, dated May 6, 2013 (incorporated by reference to Exhibit 10.7 of Form 8-K filed with the Commission on May 9, 2013)

4.5	Form of Common Stock Certificate of Company (incorporated by reference to Exhibit 4.1 of Form 10-KSB/A filed with the Commission on April 4, 1997)

5.1	Opinion of Reed Smith LLP

23.1	Consent of EisnerAmper LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)